Exhibit 99.1

PennyMac Financial Services, Inc. Reports

Fourth Quarter and Full-Year 2022 Results

WESTLAKE VILLAGE, Calif. – February 2, 2023 – PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $37.6 million for the fourth quarter of 2022, or $0.71 per share on a diluted basis, on revenue of $340.4 million. Book value per share increased to $69.44 from $68.26 at September 30, 2022.

PFSI’s Board of Directors declared a fourth quarter cash dividend of $0.20 per share, payable on February 24, 2023, to common stockholders of record as of February 14, 2023.

Fourth Quarter 2022 Highlights

•	Net income included non-recurring tax items of $(11.9) million primarily driven by a tax rate increase impacting PFSI’s net deferred tax liability; impact on earnings per share was $(0.22)

•	Pretax income was $67.7 million, down 63 percent from the prior quarter and 71 percent from the fourth quarter of 2021

o	Repurchased 1.1 million shares of PFSI’s common stock at an average price of $46.99 per share for a cost of $51.3 million

•	Production segment pretax loss of $9.0 million, down from pretax income of $38.6 million in the prior quarter and $106.5 million in the fourth quarter of 2021

o	Total loan acquisitions and originations, including those fulfilled for PennyMac Mortgage Investment Trust (NYSE: PMT) were $23.0 billion in unpaid principal balance (UPB), down 12 percent from the prior quarter and 51 percent from the fourth quarter of 2021

o	Consumer direct interest rate lock commitments (IRLCs) were $1.7 billion in UPB, down 56 percent from the prior quarter and 88 percent from the fourth quarter of 2021

o	Broker direct IRLCs were $2.0 billion in UPB, up 8 percent from the prior quarter and down 48 percent from the fourth quarter of 2021

o	Government correspondent IRLCs totaled $10.7 billion in UPB, down 14 percent from the prior quarter and 31 percent from the fourth quarter of 2021

o	Conventional correspondent IRLCs for PFSI’s account totaled $4.7 billion in UPB

o	Correspondent acquisitions of conventional conforming loans fulfilled for PennyMac Mortgage Investment Trust (NYSE: PMT) were $6.8 billion in UPB, down 34 percent from the prior quarter and 61 percent from the fourth quarter of 2021

•	Servicing segment pretax income was $75.6 million, down from $145.3 million in the prior quarter and $126.1 million in the fourth quarter of 2021

o	Pretax income excluding valuation-related items was $79.1 million, up 14 percent from the prior quarter driven by increased earnings on custodial balances and deposits and decreased operating expenses

o	Valuation items included:

–	$82.6 million in mortgage servicing rights (MSR) fair value gains largely offset by $72.9 million in hedging losses

•	Net impact on pretax income related to these items was $9.7 million, or $0.13 in earnings per share

•	$13.2 million provision for losses on active loans

o	Servicing portfolio grew to $551.7 billion in UPB, up 2 percent from September 30, 2022, driven by production volumes which more than offset prepayment activity

•	Investment Management segment pretax income was $1.2 million, down from $1.6 million in the prior quarter and $1.5 million in the fourth quarter of 2021

o	Net assets under management (AUM) were $2.0 billion, down 3 percent from September 30, 2022, and 17 percent from December 31, 2021

Notable activity after quarter end

•	PFSI exercised its option to extend the maturity for $650 million in term notes secured by Ginnie Mae MSRs originally due in February 2023 for two years

Full-Year 2022 Highlights

•	Net income of $475.5 million, down from $1.0 billion in 2021; return on equity of 14 percent

•	Pretax income of $665.2 million, down from $1.4 billion in 2021

•	Total net revenue of $2.0 billion, down from $3.2 billion in 2021

•	Repurchased approximately 7.8 million shares of PFSI’s common stock, or 14 percent of the total outstanding shares at the beginning of the year, for an approximate cost of $406 million

•	Loan production of $109.0 billion in UPB, a decrease of 54 percent from 2021

o	$22.3 billion in UPB of originations in the direct lending channels, down 63 percent from 2021

•	Servicing portfolio UPB of $551.7 billion at year end, up 8 percent from December 31, 2021

•	Issued $500 million of 5-year term notes secured by Ginnie Mae MSRs

“PennyMac Financial produced strong results in 2022, a year characterized by a rapid and significant increase in mortgage rates,” said Chairman and CEO David Spector. “The 14 percent return on equity achieved in 2022 can be attributed to the resilience and scale of our balanced business model and the decisive actions taken throughout the year to right-size our business for the much smaller origination market. While production activity fell in 2022 our servicing earnings were strong. In fact, the majority of PennyMac Financial’s income in 2022 was generated by our large and growing servicing portfolio, which totaled more than $550 billion in unpaid principal balance at year end, up 8 percent from the prior year. Strong financial performance not only enabled us to continue returning capital to stockholders and investing in innovative mortgage banking technology, but also resulted in solid growth in PFSI’s book value per share, which ended the year up 16 percent from year end 2021.”

Mr. Spector continued, “More than 15 years ago, we founded Pennymac with a vision to help revitalize the mortgage market and become a trusted partner in home ownership. Since then, we have grown responsibly and profitably into one of the largest residential mortgage producers and servicers in the country with an industry-leading correspondent production business and a growing presence in the direct lending channels. Though 2023 is expected to be another challenging year for the mortgage industry, I remain confident in PennyMac Financial’s ability to continue executing given its balanced business model and long history of generating stockholder value through different mortgage market cycles and environments.”

The following table presents the contributions of PennyMac Financial’s segments to pretax income:

	Quarter ended December 31, 2022
	Mortgage Banking			Investment
	Production	Servicing	Total	Management	Total

	(in thousands)
Revenue
Net gains on loans held for sale at fair value	$84,708	$17,205	$101,913	$-	$101,913
Loan origination fees	28,019	-	28,019	-	28,019
Fulfillment fees from PMT	12,184	-	12,184	-	12,184
Net loan servicing fees	-	182,831	182,831	-	182,831
Management fees	-	-	-	7,307	7,307
Net interest income (expense):
Interest income	42,855	64,467	107,322	-	107,322
Interest expense	36,836	67,192	104,028	-	104,028
	6,019	(2,725)	3,294	-	3,294
Other	661	1,655	2,316	2,582	4,898
Total net revenue	131,591	198,966	330,557	9,889	340,446
Expenses	140,607	123,401	264,008	8,709	272,717
Income before provision for income taxes	$(9,016)	$75,565	$66,549	$1,180	$67,729

Production Segment

The Production segment includes the correspondent acquisition of newly originated government-insured and certain conventional conforming loans for PennyMac Financial’s own account, fulfillment services on behalf of PMT and direct lending through the consumer direct and broker direct channels, including the underwriting and acquisition of loans from correspondent sellers on a non-delegated basis.

PennyMac Financial’s loan production activity for the quarter totaled $23.0 billion in UPB, $16.2 billion of which was for its own account, and $6.8 billion of which was fee-based fulfillment activity for PMT. Correspondent locks for PFSI and direct lending IRLCs totaled $19.1 billion in UPB, up 6 percent from the prior quarter and down 43 percent from the fourth quarter of 2021.

Production segment pretax loss was $9.0 million, down from pretax income of $38.6 million in the prior quarter and $106.5 million in the fourth quarter of 2021. Production segment revenue totaled $131.6 million, down 34 percent from the prior quarter and 69 percent from the fourth quarter of 2021. The quarter-over-quarter decrease was driven by a $56.0 million decrease in net gains on loans held for sale primarily as a result of lower volume in the consumer direct lending channel and lower overall margins.

The components of net gains on loans held for sale are detailed in the following table:

	Quarter ended
	December 31, 2022	September 30, 2022	December 31, 2021

	(in thousands)
Receipt of MSRs and recognition of MSLs in loan sale transactions	$358,462	$345,077	$467,141
Mortgage servicing rights recapture payable to PennyMac Mortgage Investment Trust	(512)	(1,648)	(12,701)
(Provision for) reversal of liability for representations and warranties, net	(444)	118	(315)
Cash (loss) gain (1)	(340,869)	(16,795)	37,537
Fair value changes of pipeline, inventory and hedges	85,276	(158,058)	8,996
Net gains on mortgage loans held for sale	$101,913	$168,694	$500,658
Net gains on mortgage loans held for sale by segment:
Production	$84,708	$140,683	$314,826
Servicing	$17,205	$28,011	$185,832

(1) Including cash hedging results

PennyMac Financial performs fulfillment services for certain conventional conforming and jumbo loans acquired by PMT from non-affiliates in its correspondent production business. These services include, but are not limited to, marketing, relationship management, correspondent seller approval and monitoring, loan file review, underwriting, pricing, hedging and activities related to the subsequent sale and securitization of loans in the secondary mortgage markets for PMT.

Fees earned from the fulfillment of correspondent loans on behalf of PMT totaled $12.2 million in the fourth quarter, down 34 percent from the prior quarter and 40 percent from the fourth quarter of 2021. The quarter-over-quarter decrease in fulfillment fee revenue was driven by lower conventional acquisition volumes for PMT’s account as PFSI began to acquire certain of the conventional loans sourced by PMT.

Net interest income totaled $6.0 million, up slightly from $5.9 million in the prior quarter. Interest income in the fourth quarter totaled $42.9 million, up from $30.8 million in the prior quarter, and interest expense totaled $36.8 million, up from $25.0 million in the prior quarter, both due to increasing interest rates.

Production segment expenses were $140.6 million, down 13 percent from the prior quarter and 56 percent from the fourth quarter of 2021. The decline from the prior quarter was driven by lower volumes in the direct lending channels and the expense management initiatives announced in prior quarters.

Servicing Segment

The Servicing segment includes income from owned MSRs, subservicing and special servicing activities. Servicing segment pretax income was $75.6 million, down from $145.3 million in the prior quarter and $126.1 million in the fourth quarter of 2021. Servicing segment net revenues totaled $199.0 million, down from $266.5 million in the prior quarter and $255.7 million in the fourth quarter of 2021. The quarter-over-quarter decrease was primarily driven by a $60.9 million decrease in net loan servicing fees and a $10.8 million decrease in net gains on loans held for sale related to early buyout (EBO) activity.

Revenue from net loan servicing fees totaled $182.8 million, down from $243.7 million in the prior quarter primarily driven by lower net valuation related gains and partially offset by increased loan servicing fees due to a larger servicing portfolio. Revenue from loan servicing fees included $321.9 million in servicing fees, reduced by $148.8 million from the realization of MSR cash flows. Net valuation-related gains totaled $9.7 million, and included MSR fair value gains of $82.6 million, and hedging losses of $72.9 million. The hedging losses were largely driven by hedge costs and higher interest rates during the quarter.

The following table presents a breakdown of net loan servicing fees:

	Quarter ended
	December 31, 2022	September 30, 2022	December 31, 2021

	(in thousands)
Loan servicing fees	$321,949	$313,080	$287,888
Changes in fair value of MSRs and MSLs resulting from:
Realization of cash flows	(148,835)	(141,781)	(97,025)
Change in fair value inputs	82,587	237,192	(58,407)
Hedging losses	(72,870)	(164,749)	(37,723)
Net change in fair value of MSRs and MSLs	(139,118)	(69,338)	(193,155)
Net loan servicing fees	$182,831	$243,742	$94,733

Servicing segment revenue included $17.2 million in net gains on loans held for sale related to reperforming government-insured and guaranteed loans purchased out of Ginnie Mae securitizations, or EBOs. These gains were down from $28.0 million in the prior quarter and $185.8 million in the fourth quarter of 2021. These EBOs are previously delinquent loans that were brought back to performing status through PennyMac Financial’s successful servicing efforts.

Net interest expense totaled $2.7 million, versus $5.8 million in the prior quarter and $25.2 million in the fourth quarter of 2021. Interest income was $64.5 million, up from $52.2 million in the prior quarter as increased placement fees on custodial balances more than offset the decline in interest income on EBO loans held for sale. Interest expense was $67.2 million, up from $58.0 million in the prior quarter due to higher interest rates.

Servicing segment expenses totaled $123.4 million, up 2 percent from the prior quarter. Servicing segment expenses included $13.2 million in provisions for losses on active loans in the fourth quarter due to higher delinquency rates. The prior quarter included a reversal of the provision of $3.2 million.

The total servicing portfolio grew to $551.7 billion in UPB at December 31, 2022, an increase of 2 percent from September 30, 2022 and 8 percent from December 31, 2021. PennyMac Financial subservices and conducts special servicing for $233.6 billion in UPB, an increase of 1 percent from September 30, 2022 and 5 percent from December 31, 2021. PennyMac Financial’s owned MSR portfolio grew to $318.1 billion in UPB, an increase of 3 percent from September 30, 2022 and 11 percent from December 31, 2021.

The table below details PennyMac Financial’s servicing portfolio UPB:

	December 31, 2022	September 30, 2022	December 31, 2021

	(in thousands)
Prime servicing:
Owned
Mortgage servicing rights and liabilities
Originated	$295,032,674	$283,653,037	$254,524,015
Acquisitions	19,568,122	20,182,332	23,861,358
	314,600,796	303,835,369	278,385,373
Loans held for sale	3,498,214	4,287,585	9,430,766
	318,099,010	308,122,954	287,816,139
Subserviced for PMT	233,554,875	230,959,804	221,864,120
Total prime servicing	551,653,885	539,082,758	509,680,259
Special servicing - subserviced for PMT	20,797	19,015	28,022
Total loans serviced	$551,674,682	$539,101,773	$509,708,281

Investment Management Segment

PennyMac Financial manages PMT for which it earns base management fees and may earn incentive compensation. Net AUM were $2.0 billion as of December 31, 2022, down 3 percent from September 30, 2022 and 17 percent from December 31, 2021.

Pretax income for the Investment Management segment was $1.2 million, down from $1.6 million in the prior quarter and $1.5 million in the fourth quarter of 2021. Base management fees from PMT were $7.3 million, down from $7.7 million in the prior quarter and $8.9 million in the fourth quarter of 2021 due to the decline in AUM. No performance incentive fees were earned in the fourth quarter.

The following table presents a breakdown of management fees:

	Quarter ended
	December 31, 2022	September 30, 2022	December 31, 2021

	(in thousands)
Management fees:
Base	$7,307	$7,731	$8,919
Performance incentive	-	-	-
Total management fees	$7,307	$7,731	$8,919

Net assets of PennyMac Mortgage Investment Trust	$1,962,815	$2,017,331	$2,367,518

Investment Management segment expenses totaled $8.7 million, unchanged from the prior quarter and down 2 percent from the fourth quarter of 2021.

Consolidated Expenses

Total expenses were $272.7 million, down 6 percent from the prior quarter and 41 percent from the fourth quarter of 2021. The quarter-over-quarter decrease was primarily driven by lower production volumes in the direct lending channels, expense management activities and a reduction of performance-based compensation accruals.

Taxes

PFSI recorded a provision for tax expense of $30.1 million, resulting in an effective tax rate of 44.4 percent versus 27.1 percent in the prior quarter. The increase in the effective tax rate in the fourth quarter was primarily driven by an increase in the provision tax rate, which increased from 26.5 percent to 26.85 percent for 2022. The increase in tax rate resulted in the repricing of PFSI’s net deferred tax liability, which was the primary driver of a non-recurring tax expense of approximately $11.9 million in the quarter.

***

Management’s slide presentation will be available in the Investor Relations section of the Company’s website at pfsi.pennymac.com after the market closes on Thursday, February 2, 2023.

# -

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market. Founded in 2008, the company is recognized as a leader in the U.S. residential mortgage industry and employs approximately 4,000 people across the country. In 2022, PennyMac Financial’s production of newly originated loans totaled $109 billion in unpaid principal balance, making it the third largest mortgage lender in the nation. As of December 31, 2022, PennyMac Financial serviced loans totaling $552 billion in unpaid principal balance, making it a top ten mortgage servicer in the nation. Additional information about PennyMac Financial Services, Inc. is available at pfsi.pennymac.com.

Media	Investors
Kristyn Clark	Kevin Chamberlain
kristyn.clark@pennymac.com	Isaac Garden
(805) 395-9943	PFSI_IR@pennymac.com
(818) 224-7028

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “project,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: interest rate changes; declines in real estate or significant changes in U.S. housing prices or activity in the U.S. housing market; the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our business; the mortgage lending and servicing-related regulations promulgated by the Consumer Financial Protection Bureau and its enforcement of these regulations; our dependence on U.S. government-sponsored entities and changes in their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to our business, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; changes in macroeconomic and U.S. real estate market conditions; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase opportunities for mortgage servicing rights and our success in winning bids; our substantial amount of indebtedness; the discontinuation of LIBOR; increases in loan delinquencies, defaults and forbearances; failure to modify, resell or refinance early buyout loans; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant contributor to our mortgage banking business; maintaining sufficient capital and liquidity and compliance with financial covenants; our obligation to indemnify third-party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of, fail to meet certain criteria or characteristics or under other circumstances; our obligation to indemnify PMT if our services fail to meet certain criteria or characteristics or under other circumstances; decreases in investment management and incentive fees; conflicts of interest in allocating our services and investment opportunities among us and our advised entities; the effect of public opinion on our reputation; our exposure to risks of loss and disruptions in operations resulting from adverse weather conditions, man-made or natural disasters, climate change and pandemics such as COVID-19; our ability to effectively identify, manage and hedge our credit, interest rate, prepayment, liquidity and climate risks; our initiation or expansion of new business activities or strategies; our ability to detect misconduct and fraud; our ability to mitigate cybersecurity risks and cyber incidents; our ability to pay dividends to our stockholders; and our organizational structure and certain requirements in our charter documents. You should not place undue reliance on any forward- looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

The Company’s earnings materials contain financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as pretax income excluding valuation-related items that provide a meaningful perspective on the Company’s business results since the Company utilizes this information to evaluate and manage the business. Non-GAAP disclosure has limitations as an analytical tool and should not be viewed as a substitute for financial information determined in accordance with GAAP.

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31, 2022	September 30, 2022	December 31, 2021

	(in thousands, except share amounts)
ASSETS
Cash	$1,328,536	$1,558,679	$340,069
Short-term investments at fair value	12,194	36,098	6,873
Loans held for sale at fair value	3,509,300	4,149,726	9,742,483
Derivative assets	99,003	164,160	333,695
Servicing advances, net	696,753	455,083	702,160
Mortgage servicing rights at fair value	5,953,621	5,661,672	3,878,078
Operating lease right-of-use assets	65,866	72,138	89,040
Investment in PennyMac Mortgage Investment Trust at fair value	929	884	1,300
Receivable from PennyMac Mortgage Investment Trust	36,372	32,306	40,091
Loans eligible for repurchase	4,702,103	3,757,538	3,026,207
Other	417,907	473,527	616,616
Total assets	$16,822,584	$16,361,811	$18,776,612

LIABILITIES
Assets sold under agreements to repurchase	$3,001,283	$3,487,335	$7,292,735
Mortgage loan participation purchase and sale agreements	287,592	367,473	479,845
Obligations under capital lease	-	-	3,489
Notes payable secured by mortgage servicing assets	1,942,646	1,793,972	1,297,622
Unsecured senior notes	1,779,920	1,778,988	1,776,219
Derivative liabilities	21,712	125,487	22,606
Mortgage servicing liabilities at fair value	2,096	2,214	2,816
Accounts payable and accrued expenses	262,358	358,187	359,413
Operating lease liabilities	85,550	92,380	110,003
Payable to PennyMac Mortgage Investment Trust	205,011	87,978	228,019
Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	26,099	26,675	30,530
Income taxes payable	1,002,744	964,307	685,262
Liability for loans eligible for repurchase	4,702,103	3,757,538	3,026,207
Liability for losses under representations and warranties	32,421	37,187	43,521
Total liabilities	13,351,535	12,879,721	15,358,287

STOCKHOLDERS' EQUITY
Common stock—authorized 200,000,000 shares of $0.0001 par value; issued and outstanding 49,988,492, 51,011,021, and 56,867,202 shares, respectively	5	5	6
Additional paid-in capital	-	-	125,396
Retained earnings	3,471,044	3,482,085	3,292,923
Total stockholders' equity	3,471,049	3,482,090	3,418,325
Total liabilities and stockholders’ equity	$16,822,584	$16,361,811	$18,776,612

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Quarter ended
	December 31, 2022	September 30, 2022	December 31, 2021

	(in thousands, except per share amounts)
Revenue
Net gains on loans held for sale at fair value	$101,913	$168,694	$500,658
Loan origination fees	28,019	34,037	88,245
Fulfillment fees from PennyMac Mortgage Investment Trust	12,184	18,407	20,150
Net loan servicing fees:
Loan servicing fees	321,949	313,080	287,888
Change in fair value of mortgage servicing rights, mortgage servicing liabilities and excess servicing spread financing	(66,248)	95,411	(155,432)
Mortgage servicing rights hedging results	(72,870)	(164,749)	(37,723)
Net loan servicing fees	182,831	243,742	94,733
Net interest income:
Interest income	107,322	82,994	68,979
Interest expense	104,028	82,965	89,844
	3,294	29	(20,865)
Management fees from PennyMac Mortgage Investment Trust	7,307	7,731	8,919
Other	4,898	3,650	1,971
Total net revenue	340,446	476,290	693,811
Expenses
Compensation	133,699	157,793	226,723
Servicing	37,424	20,399	31,470
Technology	34,896	35,647	41,112
Loan origination	25,002	28,356	86,789
Professional services	16,144	16,230	31,734
Occupancy and equipment	9,985	11,299	8,354
Marketing and advertising	3,751	7,601	16,568
Other	11,816	13,493	16,950
Total expenses	272,717	290,818	459,700
Income before provision for income taxes	67,729	185,472	234,111
Provision for income taxes	30,112	50,338	61,028
Net income	$37,617	$135,134	$173,083
Earnings per share
Basic	$0.75	$2.59	$2.97
Diluted	$0.71	$2.46	$2.79
Weighted-average common shares outstanding
Basic	50,164	52,170	58,247
Diluted	53,088	54,968	61,944
Dividend declared per share	$0.20	$0.20	$0.20

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Year ended December 31,
	2022	2021	2020

	(in thousands, except earnings per share)
Revenue
Net gains on loans held for sale at fair value	$791,633	$2,464,401	$2,740,785
Loan origination fees	169,859	384,154	285,551
Fulfillment fees from PennyMac Mortgage Investment Trust	67,991	178,927	222,200
Net loan servicing fees:
Loan servicing fees:
From non-affiliates	1,054,828	875,570	814,646
From PennyMac Mortgage Investment Trust	81,915	80,658	67,181
Other fees	91,894	118,884	116,464
	1,228,637	1,075,112	998,291
Change in fair value of mortgage servicing rights, mortgage servicing liabilities and excess servicing spread financing	354,176	(416,943)	(1,477,023)
Hedging results	(631,484)	(475,215)	918,180
Net loan servicing fees	951,329	182,954	439,448
Net interest expense:
Interest income	294,062	300,169	247,026
Interest expense	335,427	390,699	271,551
	(41,365)	(90,530)	(24,525)
Management fees from PennyMac Mortgage Investment Trust	31,065	37,801	34,538
Other	15,243	9,654	7,600
Total net revenue	1,985,755	3,167,361	3,705,597
Expenses
Compensation	735,231	999,802	738,569
Loan origination	173,622	330,788	219,746
Technology	139,950	141,426	112,570
Professional services	73,270	94,283	64,064
Servicing	59,628	109,835	256,934
Marketing and advertising	46,762	44,806	8,658
Occupancy and equipment	40,124	35,810	33,357
Other	51,921	51,428	31,090
Total expenses	1,320,508	1,808,178	1,464,988
Income before provision for income taxes	665,247	1,359,183	2,240,609
Provision for income taxes	189,740	355,693	593,725
Net income	$475,507	$1,003,490	$1,646,884

Earnings per share
Basic	$8.96	$15.73	$21.91
Diluted	$8.50	$14.87	$20.92
Weighted average shares outstanding
Basic	53,065	63,799	75,161
Diluted	55,950	67,471	78,728